                                                                  Exhibit 10.5





________________________________________________________________________________



                        RECEIVABLES PURCHASE AGREEMENT


                                   BETWEEN


                             GENEVA STEEL COMPANY

                                     AND

                       GENEVA STEEL FUNDING CORPORATION



                         DATED AS OF NOVEMBER 4, 1994


________________________________________________________________________________





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                                                           TABLE OF CONTENTS                                                Page
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                                                              ARTICLE I

                                                             DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . .   1

1.1      Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

1.2      Other Definitional Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

1.3      Computation of Time Periods  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

                                                              ARTICLE II

                                                   PURCHASE AND SALE OF RECEIVABLES . . . . . . . . . . . . . . . . . . . .   2

2.1      Purchase and Sale of Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

2.2      Payment of Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

                                                             ARTICLE III

                                                             THE SERVICER . . . . . . . . . . . . . . . . . . . . . . . . .   4

3.1      Appointment of Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

3.2      Servicing Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

                                                              ARTICLE IV

                                              COVENANTS, REPRESENTATIONS AND WARRANTIES   . . . . . . . . . . . . . . . . .   5

4.1      Representations and Warranties of the Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

4.2      Affirmative Covenants of the Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

4.3      Negative Covenants of the Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

4.4      Obligations Unaffected . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

                                                              ARTICLE V

                                              CONDITIONS TO EFFECTIVENESS AND PURCHASES   . . . . . . . . . . . . . . . . .  12

5.1      Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

5.2      Conditions to All Purchases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

                                                              ARTICLE VI

                                                          TERMINATION EVENTS  . . . . . . . . . . . . . . . . . . . . . . .  14

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                                                             ARTICLE VII

                                                            MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . . .  15

7.1      Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

7.2      Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

7.3      Costs and Expenses; Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

7.4      Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

7.5      Governing Law, Jurisdiction, Consent to Service of Process . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

7.6      No Waiver; Cumulative Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

7.7      Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

7.8      Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

7.9      Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

7.10     Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

7.11     Construction of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

7.12     Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

7.13     Limitations on Liability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

7.14     Third Party Beneficiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19



SCHEDULES

Schedule 4.1(h) - Location of Chief Executive Office;
                  Location of Books and Records

EXHIBITS

EXHIBIT A - Form of Subordinated Note
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                                       ii

         RECEIVABLES PURCHASE AGREEMENT, dated as of November 4, 1994 (as modified, amended, restated or supplemented from time to time, the "Agreement"), by and between Geneva Steel Company, a Utah corporation (in its capacity as originator of the Receivables and as seller hereunder, the "Seller"; in its capacity as servicer hereunder and under the Pooling and Servicing Agreement, the "Servicer") and Geneva Steel Funding Corporation, a Utah corporation (the "Purchaser").

         WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to buy from the Seller, on the Closing Date and from time to time thereafter, all of the Seller's right, title and interest in, to and under the Receivables existing on the date hereof or thereafter created;

         WHEREAS, Purchaser is a wholly-owned Subsidiary of Seller and a portion of the Receivables will be transferred to the Purchaser by the Seller as a capital contribution to the Purchaser; and

         WHEREAS, pursuant to that certain Pooling and Servicing Agreement, dated as of November 4, 1994 (as modified, amended, restated or supplemented, the "Pooling and Servicing Agreement"), among the Purchaser, the Servicer and Bankers Trust Company, not in its individual capacity, but solely as Trustee (the "Trustee"), the Purchaser has agreed to transfer and convey to the Trustee for the benefit of the trust created pursuant to the Pooling and Servicing Agreement for the benefit of the Certificateholders referred to in the Pooling and Servicing Agreement (the "Trust"), all of its right, title and interest in, to and under the Transferor Receivables;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

         1.1 Definitions. Capitalized terms not otherwise defined herein shall have the meanings set forth in Annex X attached hereto.

         1.2 Other Definitional Provisions. (a) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under GAAP, the definitions contained herein shall control.

         (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

         (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         1.3 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" mean "to but excluding."


                                   ARTICLE II

                        PURCHASE AND SALE OF RECEIVABLES

         2.1 Purchase and Sale of Receivables. Subject to the terms and conditions of this Agreement, the Seller agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Seller, during the Effective Period, without recourse except as specifically provided herein, all right, title and interest of the Seller in, to and under all Receivables existing at the close of business on the Business Day preceding the Closing Date or thereafter created, including, without limitation, all monies due and to become due thereunder, and all amounts received with respect thereto and all proceeds thereof.

         2.2 Payment of Purchase Price. (a) On the Closing Date, the Seller shall sell to the Purchaser, and the Purchaser shall purchase from the Seller, without recourse except as specifically provided herein, all of the Seller's right, title and interest in, to and under all Receivables existing at the close of business on the Business Day preceding the Closing Date for a purchase price equal to $49,490,699.15.

         (b) By 1:00 p.m. (New York City time) on each Business Day during the Effective Period (each, a "Purchase Date"), the Servicer shall determine the Receivables arising since the earlier of the close of business on the preceding Business Day or the last such determination, and such Receivables shall be deemed available for purchase by the Purchaser on such day. Notwithstanding anything to the contrary in this Agreement, no purchase or sale of any Receivable shall be deemed to occur hereunder until such time, and only to the extent that the entirety of such Receivable is included in the amount shown in Part X -- Inputs of the Daily Report and listed as "New Accounts Receivable sold to the Transferor Since Receipt of Prior Daily Report." A copy of the Daily Report transmitted or delivered to the Trustee setting forth the amount of such Receivables purchased hereunder shall constitute conclusive evidence of the transfer of title in and to such Receivables from the Seller to the Purchaser. The Seller and the Purchaser shall, at the time of such sale and purchase, record in their respective accounting records all Receivables sold to and purchased by the Purchaser pursuant to this Agreement on such Purchase Date and such recording shall constitute evidence of such sale and purchase.

         (c) The purchase price payable to the Seller for the Receivables to be purchased on any Purchase Date (other than the Closing Date) shall be an amount equal to the product of (i) the Outstanding Balance of all Receivables determined pursuant to paragraph 2.2(b) on such Purchase Date to have so arisen and (ii) the Purchase Percentage (such amount, the "Purchase Price").

         (d) The Purchase Price for any Receivables purchased shall be paid to Seller in immediately available funds to the extent of funds available to the Purchaser after (i) payment of all other obligations then due and owing under the Pooling and Servicing Agreement and (ii) reservation of funds by the Purchaser to be applied as permitted under this Agreement and the Pooling and Servicing Agreement.

         (e) If less than all the Receivables available for purchase with cash or with an increase to the Subordinated Note referred to below from the Seller on any Purchase Date are purchased, the Receivables so purchased will be selected from the list of available Receivables in alphabetical order. Notwithstanding any other provision of this Agreement, in no event shall the Seller make any partial conveyance of any Receivable pursuant to this Agreement; the amount of any Receivable included in the Receivables purchased by the Purchaser shall be the full amount of such Receivable.

         (f) To the extent that cash funds available to Purchaser on any Purchase Date following the Closing Date are not sufficient to pay in full the Purchase Price payable on such Purchase Date, the amount equal to the difference between (i) the Purchase Price and (ii) the amount of such available funds shall, subject to subparagraph (g) below, be a Subordinated Loan made by the Seller to the Purchaser.

         (g) Any Subordinated Loan made pursuant to subparagraph (f) above shall be evidenced by and shall be fully subordinated to every other obligation of the Purchaser on the terms set forth in a Subordinated Note in the form attached hereto as Exhibit A.

The amount of any Subordinated Loan made by the Seller to the Purchaser pursuant to paragraph 2.2(f) shall be recorded by the Seller on Attachment A to the Subordinated Note at the time such Subordinated Loan is made. Notwithstanding anything contained herein to the contrary, the aggregate principal balance of the Subordinated Note shall not at any time exceed ten percent (10%) of the aggregate Purchase Price (as determined pursuant to this Agreement) of the Receivables purchased under this Agreement which are still outstanding at such time (whether owned by Purchaser or by the Trust).

         (h) Nothing in this Agreement shall prevent the Seller from making, from time to time, at its discretion, capital contributions to the capital of the Purchaser, whether in cash or by the transfer of Receivables to Purchaser without payment therefor by the Purchaser. The amount of any such capital contribution shall be recorded by the Seller in its accounting records at the time such capital contribution is made.

         (i) Legal and equitable title to any Receivable purchased on any Purchase Date shall pass to the Purchaser at the time when each of the Seller and the Purchaser record or should have recorded in their respective accounting records that such Receivable has been sold to and purchased by the Purchaser.


                                  ARTICLE III

                                  THE SERVICER

         3.1 Appointment of Servicer. (a) The Purchaser hereby appoints the Servicer as its agent to service and administer the Transferor Receivables. The Servicer hereby consents to such appointment and agrees to service and administer the Transferor Receivables for the benefit of the Purchaser and the Trust in accordance with the terms and conditions contained herein and in the Pooling and Servicing Agreement.

         (b) The Servicer agrees to perform all obligations to be performed by it as Servicer under the Pooling and Servicing Agreement and any amendment or supplement thereto to which it is a party and to comply in all material respects with all terms, covenants and conditions applicable to the Servicer thereunder.

         3.2 Servicing Fee. In consideration for performing its function as Servicer hereunder and under the Pooling and Servicing Agreement, the Servicer shall receive the Servicing Fee referred to in the Pooling and Servicing Agreement.


                                   ARTICLE IV

                   COVENANTS, REPRESENTATIONS AND WARRANTIES

         4.1 Representations and Warranties of the Seller. The Seller represents and warrants to the Purchaser as of the Closing Date and each Purchase Date that:

         (a) Organization and Good Standing. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and has full corporate power and authority to own its properties and conduct its business as presently owned or conducted, and to execute, deliver and perform its obligations under this Agreement.

         (b) Due Qualification. The Seller is duly qualified to do business and is in good standing as a foreign corporation, and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals is reasonably likely to have a material adverse effect on the Seller's ability to perform its obligations hereunder.

         (c) Due Authorization. The execution, delivery and performance of this Agreement by the Seller and the consummation by the Seller of the transactions provided for in this Agreement, have been duly authorized by all necessary corporate action on the part of the Seller and this Agreement and the other documents and agreements executed in connection herewith have been duly executed and delivered on behalf of the Seller.

         (d) No Conflict. The Seller's execution and delivery of this Agreement, performance of the transactions contemplated hereby, and fulfillment of the terms hereof applicable to the Seller, do not conflict with or violate in any material respect any Requirements of Law applicable to the Seller or conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any material indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which its properties are bound, which conflict, violation or breach is reasonably likely to have a material adverse effect on Seller's ability to perform its obligations hereunder or on the Trust's rights in the Transferor Receivables.

         (e) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Seller, threatened against the Seller before any Governmental Authority that are reasonably likely to prevail (i) asserting the illegality, invalidity or unenforceability, or seeking any determination or ruling that is reasonably likely to materially adversely affect the legality, binding effect, validity or enforceability, of this Agreement, the Pooling and Servicing Agreement or the Investor Certificates,
(ii) seeking to prevent
the issuance of the Investor Certificates or the consummation of any of the transactions contemplated by this Agreement, the Pooling and Servicing Agreement or the Investor Certificates, (iii) seeking any determination or ruling that is reasonably likely materially and adversely to affect the performance by the Seller of its obligations under this Agreement or (iv) seeking to affect adversely the income, franchise or other tax attributes of the Trust under the United States federal or Utah state income, franchise or other tax systems.

         (f) Consents. No authorization, consent, license, order or approval of or registration or declaration with any Governmental Authority is required to be obtained, effected or given by the Seller in connection with the execution and delivery of this Agreement by the Seller or its performance of its obligations under this Agreement or the transactions contemplated hereby, except for (i) the filing of financing statements or other documents required to have been filed on or prior to the Closing Date pursuant to Section 2.01 of the Pooling and Servicing Agreement, all of which were so filed and are in full force and effect, (ii) the filing from time to time of any amendments, assignments or continuation statements which may become applicable pursuant to
Section 2.01 of the Pooling and Servicing Agreement and (iii) those which the failure to obtain, effect or give are not reasonably likely to have a material adverse effect on the Seller's ability to perform its obligations hereunder or on the transfer of the Transferor Receivables by the Purchaser to the Trustee pursuant to the Pooling and Servicing Agreement.

         (g) Liens. After giving effect to the termination of any Liens in favor of the Inventory Lender, each Transferor Receivable is owned by the Seller free and clear of any Lien except as provided for herein; and no effective financing statement or other instrument similar in effect covering any Transferor Receivable or Collections with respect thereto is on file in any recording office except such as may be filed in favor of the Purchaser and the Trustee and as otherwise provided in this Agreement and the Pooling and Servicing Agreement.

         (h) Locations. The chief place of business and chief executive office of the Seller, and the offices where the Seller keeps all its books, records and documents evidencing Receivables are located at the addresses specified in Schedule 4.1(h) hereto (or at such other locations, identified to the Purchaser and the Trustee in accordance with Sections 4.2(e) and 7.9 hereof, in jurisdictions with respect to which all applicable action required by the last two paragraphs of Section 2.01(a) of the Pooling and Servicing Agreement has been taken and completed).

         (i) Information. Each certificate, report, information, exhibit, financial statement, document, book, record or report furnished by the Seller to Purchaser in connection with this

Agreement is accurate in all material respects as of its date, when considered as a whole with all other such documents, and no such document contained as of such date any material misstatement of fact or omitted as of such date to state a material fact or any fact necessary to make the statements contained therein not materially misleading as of its date.

         (j) Enforceability. This Agreement constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally, (ii) general principles of equity (whether considered in a suit at law or in equity) and, (iii) as to the enforceability of the sale, purchase, transfer and assignment pursuant to this Agreement, as a result of the application of or reference to Octagon in any proceeding before any state or federal court within the tenth federal circuit or the United States Supreme Court.

         (k) Valid Transfers. Other than as a result of the application of or reference to Octagon in any proceeding before any state or federal court within the tenth federal circuit or the United States Supreme Court, this Agreement constitutes a valid sale, transfer and assignment to the Purchaser of all right, title and interest of the Seller in and to the Transferor Receivables, whether now existing or hereafter created during the Effective Period, and the proceeds thereof.

         (l) Outstanding Balance. As of the Effective Date, the aggregate Outstanding Balance of the Receivables being sold hereunder is at least $52,030,289.

         (m) Collection Accounts. Schedule I to the Pooling and Servicing Agreement (as amended from time to time by notice to the Purchaser and the Trustee in accordance with Section 4.3(i)) is a complete and accurate list of each Geneva Steel Collection Account as of the Closing Date.

         (n) Solvency. The Seller is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement; the Seller is currently repaying or refinancing all of its indebtedness as or before such indebtedness becomes due; and, after giving effect to the transactions contemplated by this Agreement, the Seller has adequate capital to conduct its business as presently conducted. The Seller has received equivalent value in consideration for the sale of the Receivables to the Purchaser, and such sale has not been made for or on account of an antecedent debt owed by the Seller to the Purchaser.

         (o) Compliance. The Seller has complied in all material respects with all applicable Requirements of Law with respect to it, its business and its properties and all Transferor Receivables sold hereunder and the Contracts related thereto except such compliance which is not reasonably likely to have a material adverse effect on the Seller's ability to perform its obligations hereunder or on the transfer of the Transferor Receivables by the Purchaser to the Trustee pursuant to the Pooling and Servicing Agreement.

         (p) No Rescission. Immediately prior to transfer, neither any Transferor Receivable sold hereunder nor the related Contract has been satisfied, subordinated or rescinded or, except as disclosed in writing to the Purchaser, amended in any manner and the amounts billed under such Receivables have not, except as permitted under the Pooling and Servicing Agreement, been compromised, adjusted, extended, satisfied, subordinated, rescinded or modified.

         (q) No Payment. Except for matters relating to the ability of the Obligors to pay such Receivables when due, the Seller has no knowledge of any specific fact which would lead it to expect that, when billed, the amount billed under any Transferor Receivable sold hereunder would not be paid in accordance with its terms when due.

         (r) Fraudulent Conveyance. The Seller is not entering into the transactions contemplated hereby with the intent of hindering, delaying or defrauding its creditors.

         4.2 Affirmative Covenants of the Seller. The Seller hereby covenants that, until the termination of the Effective Period:

         (a) Compliance with Law. The Seller will comply in all material respects with all applicable Requirements of Law with respect to it, its business and properties and all Transferor Receivables sold hereunder and the Contracts related thereto except such noncompliance as is not reasonably likely to have a material adverse effect on Seller's ability to perform its obligations hereunder or on the transfer of the Transferor Receivables by the Purchaser to the Trustee pursuant to the Pooling and Servicing Agreement.

         (b) Preservation of Corporate Existence. Except as otherwise permitted by Section 8.02 of the Pooling and Servicing Agreement, the Seller will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to maintain such qualification would materially and adversely affect (i) the interests of the Purchaser hereunder or in the Transferor Receivables, (ii) the collectability of any

Transferor Receivable or (iii) the ability of the Seller to perform its obligations hereunder; provided, that the Seller may, upon prior written notice to the Purchaser, change its jurisdiction of incorporation if (A) the Seller shall at all times preserve and maintain its corporate existence in no less than one jurisdiction and (B) such change would not materially and adversely affect (1) the interests of the Purchaser hereunder or in the Transferor Receivables, (2) the collectability of any Transferor Receivable or (3) the ability of the Seller to perform its obligations hereunder.

         (c) Keeping of Records and Books of Account. The Seller will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate copies or reproductions of records evidencing the Transferor Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary for the collection of all Transferor Receivables (including, without limitation, records adequate to permit the daily identification of each new Transferor Receivable and all Collections of and adjustments to each existing Transferor Receivable).

         (d) Performance and Compliance with Provisions. The Seller will at its expense timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it hereunder, except where the failure to so perform or comply would not have a material adverse effect on the collectability of the Transferor Receivables or Seller's ability to perform in all material respects its obligations hereunder.

         (e) Location of Records. The Seller will keep its chief place of business and chief executive office, and the offices where it keeps its records concerning the Transferor Receivables related thereto (and all original documents relating thereto), at the addresses of the Seller referred to in
Schedule 4.1(h) or, upon 30 days' prior written notice to the Purchaser and the Trustee, at such other locations in a jurisdiction with respect to which all action required by Section 2.01 of the Pooling and Servicing Agreement shall have been taken and completed.

         (f) Credit Policy Manual. The Seller will comply in all material respects with the Credit Policy Manual in regard to the Transferor Receivables.

         (g)     Protection of Purchaser's Interest in Receivables.
(i) The Seller will not create, permit or suffer to exist, and will defend the Purchaser's and the Trustee's rights to the Transferor Receivables and Trust Assets conveyed hereunder against, and take such other actions as are necessary to remove any Lien in, to or on the Transferor Receivables and Trust Assets conveyed hereunder, other than the Liens created hereby and by the Pooling and Servicing Agreement, and will defend the right, title and interest of the Purchaser and the Trustee in and to the Receivables and Trust Assets conveyed hereunder against any Liens of all persons whomsoever (other than the Purchaser or the Trustee) to the extent the same represent breaches of any of the representations and warranties in this Agreement.

         (ii) The Seller will advise the Purchaser, the Trustee and the Certificateholders promptly, in reasonable detail, (x) of any Lien or claim known to the Seller to be asserted against any of the Transferor Receivables or Trust Assets, other than Liens created hereby or by the Pooling and Servicing Agreement, (y) of the occurrence of any breach by the Seller of any of its representations, warranties or covenants contained herein and (z) of the occurrence of any other event, which, in the case of clauses (x), (y) or (z) is reasonably likely to have a material adverse effect on the value of the Transferor Receivables.

         (iii) The Seller shall execute and file such documents and instruments as may be reasonably requested by the Purchaser or which may be required by law to fully preserve and protect the interests of the Purchaser hereunder and of the Trustee under the Pooling and Servicing Agreement in and to the Receivables and the Trust Assets conveyed hereby.

         (h) Repurchase. In the event (i) any Transferor Receivable classified as an "Eligible Receivable" by the Seller on its records or in any document or report delivered hereunder does not satisfy the requirements of eligibility contained in the definition of Eligible Receivables on the date of its purchase by Purchaser and (ii) the Purchaser shall be obligated to repurchase Reconveyed Receivables pursuant to Section 2.05(l) of the Pooling and Servicing Agreement, the Seller shall repurchase from the Purchaser the Receivable described in (i) above if it is one of the Reconveyed Receivables and shall pay to the Purchaser on the Business Day preceding the day on which such repurchase of Reconveyed Receivables is to be made by the Purchaser an amount equal to the purchase price for the Receivable described in (i) above if it is one of the Reconveyed Receivables paid by the Purchaser pursuant to the Pooling and Servicing Agreement. The obligation of the Seller to purchase the Reconveyed Receivables pursuant to this 4.2(h) shall constitute the sole remedy against the Seller, respecting an event of the type specified in the first sentence of this paragraph, that is available to the Purchaser and to the Investor Certificateholders (or the Trustee on behalf of the Investor Certificateholders).

         4.3 Negative Covenants of the Seller. The Seller will not, until the termination of the Effective Period:

         (a) Sales, Liens, Etc. Except as otherwise contemplated herein, or pursuant to or as contemplated by the Pooling and

Servicing Agreement, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien, upon or with respect to, any Transferor Receivable or upon or with respect to any Geneva Steel Collection Account to which any Collections are sent, or assign any right to receive income in respect thereof.

         (b) Extension or Amendment of Receivables. (i) Extend, amend or otherwise modify the terms of any Transferor Receivable, (ii) amend, modify or waive any payment term or condition of any invoice related thereto, which extension, amendment, modification or waiver is reasonably likely to impair the collectability or delay the payment of any then existing Transferor Receivable, or (iii) rescind or cancel any Transferor Receivable except as ordered by a court of competent jurisdiction or other Governmental Authority except as permitted in its capacity as the Servicer under Sections 3.01(c) or 3.04(d) of the Pooling and Servicing Agreement.

         (c) Change in Credit Policy Manual. Make any change in the Credit Policy Manual except as provided in the Pooling and Servicing Agreement, if such change would materially impair the collectability or credit quality of the Transferor Receivables.

         (d) Deposits to Geneva Steel Collection Accounts. Deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Geneva Steel Collection Account cash or cash proceeds other than collections of Receivables; provided, however, that proceeds of certain accounts receivable belonging to the Seller may from time to time be deposited into the Geneva Steel Collection Accounts, the Concentration Account or the Transferor Account.

         (e) No Actions Against Obligors. Except in accordance with the Credit Policy Manual and the Pooling and Servicing Agreement, commence or settle any legal action to enforce collection of any Transferor Receivable.

         (f) No Bankruptcy Filing Against the Purchaser or the Trust. Commence, or cause to be commenced, any case, proceeding or other action of the type described in Section 6.1(d) below against the Purchaser or the Trust.

         (g) No Claims Against the Assets. Claim any credit on, or make any deduction from, the principal or interest payable in respect of the Certificates by reason of the payment of any taxes levied or assessed upon any part of the Trust Assets.

         (h) Subordinated Note. Transfer or pledge the Subordinated Note to any Person, other than in connection with a financing.

         (i) Change in Collection Accounts. Except as permitted under the Pooling and Servicing Agreement, add, terminate or change any Geneva Steel Collection Account Banks or any account number of any Geneva Steel Collection Accounts from those listed in Schedule I to the Pooling and Servicing Agreement, unless the Purchaser and the Trustee shall have received (i) thirty days' prior notice of such addition, termination or change and (ii) prior to the effective date of such addition, termination or change, (x) executed copies of Geneva Steel Collection Account Letters to each new Geneva Steel Collection Account Bank and (y) copies of all agreements and documents signed by either the Seller or the respective Geneva Steel Collection Account Bank with respect to any new Geneva Steel Collection Account.

         4.4 Obligations Unaffected. The obligations of the Seller to the Purchaser under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Transferor Receivable or any sale of a Transferor Receivable.


                                   ARTICLE V

                   CONDITIONS TO EFFECTIVENESS AND PURCHASES

         5.1 Effective Date. This Agreement shall become effective on November 4, 1994 or such other date agreed upon by the parties in writing (the "Effective Date") on which:

         (a) There shall have been delivered to the Purchaser file-stamped copies of the financing statements relating to the Transferor Receivables, naming the Seller as seller/debtor and the Purchaser as purchaser/secured party, that were filed on or prior to the Effective Date with the Division.

         (b) There shall have been delivered to the Purchaser a copy of the Articles of Incorporation of the Seller, certified as of a recent date by the Director of the Division.

         (c) There shall have been delivered to the Purchaser a certificate of the Director of the Division as to the good standing of the Seller and as to the documents on file in the office of such Division.

         (d) There shall have been delivered to the Purchaser a certificate of the Secretary or Assistant Secretary of the Seller, dated as of the Effective Date, and certifying (i) that attached thereto is a true and complete copy of the bylaws of the Seller as in effect on the date of such certification, (ii) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Seller authorizing the transactions provided for herein and the execution, delivery and performance of this Agreement and any other documents required or contemplated hereunder, (iii) that the Articles of Incorporation of the Seller have not been amended since the date of the last amendment thereto indicated on the certificate of the Director of the Division furnished pursuant to clause
(c) above and (iv) as to the incumbency of the officers of the Seller executing this Agreement, and any other documents contemplated hereunder and appropriate evidence of the incumbency of such Secretary or Assistant Secretary.

         (e) There shall have been delivered to the Seller a certificate of the Secretary or Assistant Secretary of the Purchaser, dated the Effective Date, and certifying (i) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Purchaser authorizing the transactions provided for herein and the execution, delivery and performance of this Agreement, the Pooling and Servicing Agreement and any other documents required or contemplated hereunder and (ii) as to the incumbency of the officers of the Purchaser executing this Agreement, the Pooling and Servicing Agreement and any other documents contemplated hereunder and appropriate evidence of the incumbency of such Secretary or Assistant Secretary.

         (f) The Pooling and Servicing Agreement and all documentation to be delivered in connection therewith shall have been executed and delivered and all conditions to the effectiveness thereof shall have been satisfied in all material respects.

         (g) All legal matters incident to the execution and delivery of this Agreement and to the purchases by the Purchaser of the Transferor Receivables from the Seller shall be satisfactory to counsel for the Purchaser.

         5.2 Conditions to All Purchases. The obligation of the Purchaser to purchase the Transferor Receivables on any Purchase Date is subject to the following conditions precedent:

         (a) On such Purchase Date the Seller shall have complied in all material respects with all of its covenants hereunder and shall have fulfilled in all material respects all of its obligations hereunder; and

         (b) No Termination Event shall have occurred and then be continuing.

         The acceptance by the Seller of any payment for any Transferor Receivables shall be deemed to be a representation and warranty by the Seller as of such acceptance date as to the matters set forth in this Section 5.2.

                                   ARTICLE VI

                               TERMINATION EVENTS

         6.1 If any of the following events (each herein called a "Termination Event") shall have occurred:

         (a) The Seller shall fail to pay any amount required to be paid by the Seller hereunder within five (5) Business Days after the date when due;

         (b) Any representation, warranty, certification or statement made or deemed made by the Seller in this Agreement or in any statement, record, certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made and shall have a material adverse effect on the Investor Certificateholders and continues unremedied for 30 days (or, with respect to such representations, warranties, certifications or statements made in Sections 4.1(g) and 4.1(k), continues unremedied for 5 days) after the earlier of knowledge of a Responsible Officer of the Seller or the Purchaser or the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Purchaser or the Trustee;

         (c) The Seller shall fail to observe or perform in any material respect any covenant or agreement applicable to it contained herein (other than as specified in Section (a) or (b) of this Article VI), provided that no such failure shall constitute a Termination Event under this Section (c) unless such failure shall (i) have a material adverse effect on the Investor Certificateholders and (ii) continue for 30 days (or with respect to the covenants contained in Sections 4.3(a) and 4.3(i) shall continue for 5 days) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Purchaser or the Trustee;

         (d) The occurrence, with respect to the Seller or the Purchaser, of an Insolvency Event, or the adoption by the Board of Directors of the Seller of a resolution which authorizes action by the Seller in furtherance of an Insolvency Event; provided, however, that for the purposes of this Article VI the definition of "Insolvency Event" shall be construed without giving effect to the 60-day grace period in clause (a) thereof; or

         (e) There shall have occurred and be continuing an Early Amortization Event under the Pooling and Servicing Agreement (but not in any Supplement thereto);

then, so long as any of the foregoing events shall have occurred and be continuing, the Effective Period shall automatically terminate without any notice, demand, protest or other requirement of any kind (any termination of the Effective Period pursuant to this Article VI is herein called an "Early Termination")"; provided, however, if any of the foregoing events is validly waived or by the 30th day of the grace period in clause (a) of the definition of "Insolvency Event" the Insolvency Event specified therein shall be dismissed, the Effective Period shall be reinstated retroactively as though it had not been terminated.


                                  ARTICLE VII

                                 MISCELLANEOUS

         7.1 Further Assurances. The Seller agrees to do and perform, from time to time any and all acts and to execute any and all further instruments reasonably required or requested by the Purchaser more fully to effect the purposes of this Agreement and the sales of the Transferor Receivables hereunder, including, without limitation, the execution of any financing statements or continuation statements relating to the Transferor Receivables for filing under the provisions of the UCC, or any similar law, of any applicable jurisdiction. The Seller will mark its computer files in a manner which will reasonably indicate that the Transferor Receivables have been sold to the Purchaser.

         7.2 Payments. Each payment to be made by either of the Purchaser or the Seller hereunder shall be made on the required payment date, or on the next succeeding Business Day if the required payment date is not a Business Day, in lawful money of the United States and in immediately available funds at the office of the payee set forth below its signature hereto or to such other office as may be specified by either party in a written notice to the other party hereto.

         7.3 Costs and Expenses; Indemnity. (a) The Seller agrees to pay or reimburse the Purchaser for all its reasonable out-of-pocket costs and expenses incurred including, without limitation, all reasonable fees and disbursements of its counsel (but not any portion of the Purchase Price paid for the Transferor Receivables), in connection with (i) the development, preparation, execution, delivery and administration of this Agreement or of any amendment or restatement hereof or of any waiver relating hereto, (ii) except as expressly provided herein and as a result of the application of or reference to Octagon in any proceeding before any state or federal court within the tenth federal circuit or the United States Supreme Court, the sale of the Transferor Receivables hereunder and (iii) except as expressly provided herein and as a result of the application of or reference to Octagon in any proceeding before any state or federal court within the tenth federal circuit or the United States Supreme Court, the perfection as against all third parties whatsoever of the right, title and interest of the Purchaser and any permitted transferee of the Purchaser in, to and under the Transferor Receivables.

         (b) In addition, without limiting any other rights which the Purchaser may have hereunder or under applicable law, the Seller hereby agrees to indemnify the Purchaser from and against any and all claims, losses, judgments and liabilities (including reasonable attorneys' fees) (including, without limitation, any indemnified amounts required to be paid by the Transferor pursuant to Section 7.03 of the Pooling and Servicing Agreement) (all of the foregoing being collectively referred to as "Indemnified Amounts"), which (i) may at any time be imposed on, incurred by or asserted against the Purchaser in any way relating to or arising out of this Agreement (including any breach of the representations contained in Section 4.1(g) hereof) or the transactions contemplated hereby or any action taken or omitted by the Purchaser under or in connection with any of the foregoing, (ii) would not have been imposed on, incurred by or asserted against the Purchaser but for its having purchased the Transferor Receivables hereunder or (iii) relate to the services underlying the Transferor Receivables or any act or omission to act by the Seller in respect of any Transferor Receivable, excluding, however, (A) Indemnified Amounts arising from the financial inability, unwillingness or legal preclusion of any Obligor to pay the Receivables owed by it or any credits, rebates, discounts or allowances granted to the Obligor which were reflected in the Outstanding Balance of a Receivable prior to the purchase thereof, (B) any income, franchise or other taxes (or interest or penalties with respect thereto) incurred by the Purchaser arising out of or as a result of this Agreement or the interest conveyed hereunder in respect of any Transferor Receivable or (C) Indemnified Amounts arising in connection with any assertion that the transaction does not constitute a valid sale as a result of the application of or reference to Octagon in any proceeding before any federal or state court within the tenth federal circuit or the United States Supreme Court. Without in any way limiting the foregoing, except as otherwise provided in this Section 7.3, the Seller shall pay to the Purchaser, on demand, any and all amounts necessary to indemnify the Purchaser from and against any and all Indemnified Amounts relating to or resulting from: (x) any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, any sales, gross receipts, intangible personal property, privilege or license taxes, but not including taxes imposed upon the Purchaser under the laws of the United States or any jurisdiction within the United States in which the Purchaser is organized or maintains its principal office or in which the Purchaser books this transaction; (y) any and all recording and filing fees and any and all liabilities with respect to, or resulting from, any delay in paying any taxes which may arise at any time and from time to time in the future in respect of this Agreement, the transactions contemplated hereby and the subject matter hereof and thereof; and (z) costs, expenses and reasonable counsel fees in defending against the same, whether arising by reason of the acts to be performed by the Seller hereunder or imposed against the Purchaser or the Seller, the property involved or otherwise.


         (c) The agreements in this Section 7.3 shall survive the collection of all Receivables, the termination of this Agreement and the payment of all amounts payable hereunder. For purposes of this Section 7.3, any reference to the Purchaser shall include any officer, director, employee, agent or affiliate thereof.

         7.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Seller and the Purchaser and their respective permitted successors (whether by merger, consolidation or otherwise) and assigns. Except as otherwise permitted herein and in the Pooling and Servicing Agreement, the Seller agrees that it will not assign or transfer all or any portion of its rights or obligations hereunder without the prior written consent of the Purchaser and a Majority in Interest of each outstanding Series. The Seller acknowledges that the Purchaser shall assign to the Trustee on behalf of the Trust, as collateral security for the Purchaser's obligations under the Pooling and Servicing Agreement, all of the Purchaser's rights, remedies, powers and privileges hereunder (including, without limitation, the right to give any notice which the Purchaser may provide to the Seller hereunder), provided that the Purchaser shall not assign or delegate any of its duties or obligations hereunder to the Trustee or the Trust.

         7.5     Governing Law, Jurisdiction, Consent to Service of Process.
(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         (b) Each of the parties hereto hereby irrevocably and unconditionally submits to the nonexclusive jurisdiction of any federal court of the United States of America sitting in New York City or, if jurisdiction is not available in such federal court, New York State court, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in New York State or, to the extent permitted by law, in such federal court.

         (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.9. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         7.6 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any party hereto, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

         7.7 Amendments and Waivers. Neither this Agreement nor any terms hereof may be amended, supplemented or modified except in writing signed by the Purchaser and the Seller.

         7.8 Severability. If any provision hereof is void or unenforceable in any jurisdiction, such voiding or unenforceability shall not affect the validity or enforceability of (i) such provision in any other jurisdiction or (ii) any other provision hereof in such or any other jurisdiction.

         7.9 Notices. Unless otherwise expressly permitted hereby, all notices, requests and demands to or upon any party hereto to be effective shall be in writing delivered by hand or by facsimile and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand to the address set forth below its signature hereto or such address as may be hereafter notified by it to the other party hereto, or, in the case of notice by facsimile, when telecopied to the number set forth below its signature hereto.

         7.10 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.

         7.11 Construction of Agreement. It is the intention of the parties hereto that, pursuant to this Agreement, Seller shall sell and transfer all of its right, title and interest in and to the Transferor Receivables to the Purchaser and that the Purchaser shall purchase and receive all of the Seller's right, title and interest in and to the Transferor Receivables. It is not the intention of the parties that Seller merely transfer to Purchaser a security interest in the Transferor Receivables. All references in this Agreement to the filing or amendment of financing statements and continuation statements in order to perfect the Purchaser's interest in the Transferor Receivables relate to the parties' intention to comply with the applicable provisions of the Uniform Commercial Code which may require the filing of a financing statement to perfect an ownership interest, rather than a security interest, in accounts. Such references are not intended to evidence or suggest that Seller merely transferred to the Purchaser a security interest in the Transferor Receivables. If, however, such transactions are deemed to be loans by a court of competent jurisdiction, (i) it shall likewise be deemed that the Seller has granted to the Purchaser a first priority security interest in all of the Seller's right, title and interest in and to the Transferor Receivables now existing and hereafter created, all monies due or to become due and all amounts and other proceeds received with respect thereto, to secure all of the Seller's obligations hereunder, which obligations shall be likewise deemed to include an obligation to repay to Purchaser, with interest, all amounts paid by Purchaser to Seller as the purchase price of the Receivables and (ii) this Agreement shall likewise be deemed to constitute a security agreement under applicable law. The parties agree to use their best efforts to support the treatment of the transfer as a sale and not as a financing.

         7.12 Termination. This Agreement will terminate upon the termination of the Trust, provided, however, that the indemnities of the Seller to the Purchaser set forth in this Agreement shall survive such termination and provided, further, that the Purchaser shall remain entitled to receive any collections on Receivables sold hereunder which have become Defaulted Receivables after it shall have completed its collection efforts in respect thereof.

         7.13 Limitations on Liability. None of the directors, officers, shareholders, employees or agents of the Seller or Purchaser, past, present or future, shall be under any liability to the Purchaser or Seller (as the case may be) or any other Person for any action taken or omitted to be taken in such capacities pursuant to this Agreement; provided, however, that this provision shall not protect any such Person against any liability which would otherwise be imposed by reason of such Person's willful misconduct or bad faith in the performance of such Person's duties or the reckless disregard by such Person of any of such Person's obligations and duties hereunder. The Seller and Purchaser and any director, officer, employee or agent of the Seller and Purchaser may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Seller or Purchaser or any Affiliate thereof as the case may be) respecting any matters arising hereunder.

         7.14 Third Party Beneficiary. The Seller and the Purchaser agree that the Trustee is a third party beneficiary of Section

7.3. The Trustee shall have full right to bring any action or begin any proceeding for the enforcement of Section 7.3 with respect to the obligations of the Seller.

         IN WITNESS WHEREOF, the parties hereto have caused this Receivables Purchase Agreement to be executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                          GENEVA STEEL COMPANY
                                            as Seller


                                          By:       Dennis L. Wanlass
                                             ------------------------------
                                             Name:  Dennis L. Wanlass
                                             Title: Vice President

                                             Address:  10 South Geneva Road
                                                       Vineyard, Utah  84058
                                             Facsimile No.: (801) 227-9090
                                             Attention: Chief Financial Officer


                                          GENEVA STEEL COMPANY
                                            as Servicer


                                          By:       Dennis L. Wanlass
                                             ------------------------------
                                             Name:  Dennis L. Wanlass
                                             Title: Vice President

                                             Address:  10 South Geneva Road
                                                       Vineyard, Utah  84058
                                             Facsimile No.: (801) 227-9090
                                             Attention: Chief Financial Officer


                                          GENEVA STEEL FUNDING CORPORATION
                                            as Purchaser


                                          By:       Richard D. Clayton
                                             ------------------------------
                                             Name:  Richard D. Clayton
                                             Title: President

                                             Address:  10 South Geneva Road
                                                       Vineyard, Utah  84058
                                             Facsimile No.: (801) 227-9020
                                             Attention: Treasurer

                            EXHIBIT A TO RECEIVABLES
                               PURCHASE AGREEMENT

                        GENEVA STEEL FUNDING CORPORATION

                               SUBORDINATED NOTE

DUE:  November 4, 2014                                                    No. 1

         Geneva Steel Funding Corporation (the "Issuer"), for value received, hereby promises to pay to GENEVA STEEL COMPANY (the "Holder"), or its registered assigns, at its address for payments set forth in the Receivables Purchase Agreement hereinafter referred to, all principal sums which are to be evidenced hereby from time to time under the provisions of the Receivables Purchase Agreement, upon the earlier to occur of (i) November 4, 2014 or (ii) the date upon which the aggregate Invested Amount for each Series is zero (the "Stated Maturity" of said principal sum), unless earlier prepaid pursuant to the provisions for repayment referred to herein, and to pay interest (computed on the basis of a 360-day year and the actual number of days in each calendar year) on the unpaid principal balance hereof from the date such principal sum is evidenced hereby, such interest being payable on (a) November 15, 1994 and the fifteenth day of each month thereafter and (b) on the earlier of (1) the date of prepayment and (2) Stated Maturity at a rate per annum equal to the Certificate Rate until the principal hereof is paid in full, both before and after judgment. The Holder shall enter on the grid, attached hereto as Attachment A, information reflecting the date and amount of each principal sum to be evidenced hereby, the interest rate applicable thereto and the amount of any payments made hereon. Notwithstanding anything contained herein to the contrary, the principal sum hereof shall not at any time exceed ten percent (10%) of the aggregate purchase price (as determined pursuant to the Receivables Purchase Agreement) of the Receivables purchased under the Receivables Purchase Agreement which are still outstanding at such time (whether owned by Purchaser or the Trustee for the benefit of the Trust).

         Payments of the principal of and interest on this Subordinated Note (the "Note") will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts by check mailed to, or wire transfer in federal funds to the account of, the Holder as directed by the Holder. If any payment on this Note shall remain unpaid on the due date thereof, the same shall thereafter be payable with interest thereon (to the extent permitted by law) at the Certificate Rate plus 2%, from such due date to the date of payment thereof.

         This Note is issued under the Receivables Purchase Agreement, dated as of November 4, 1994, between the Issuer and the Holder (as the same may be modified, amended, restated or supplemented from time to time, the "Receivables Purchase Agreement"). This Note represents a portion of the Purchase Price for Receivables purchased by the Issuer pursuant to the terms of the Receivables Purchase Agreement. Each capitalized term utilized herein which is defined in the Receivables Purchase Agreement or the Pooling and Servicing Agreement, dated as of November 4, 1994, among the Issuer, as transferor, the Holder, as Servicer and Bankers Trust Company, as Trustee (as the same may be modified, amended, restated or supplemented from time to time, the "Pooling and Servicing Agreement") shall have the meaning ascribed to it in the Receivables Purchase Agreement or the Pooling and Servicing Agreement, as the case may be.

         This Note is subject to prepayment in full or in part at the option of the Issuer at any time upon three business days' prior notice to the Holder, without a premium.

         This Note is subordinate and junior in right and time of payment to all "Senior Debt" of the Issuer, which is any Indebtedness (as defined below) of the Issuer (including, without limitation, the Series 1994-1 Floating Rate Trade Receivables Asset Backed Certificate and any other Series of Certificates issued by the Trust), and all renewals, extensions, refinancing and refundings thereof, except any such Indebtedness that expressly provides that it is not senior or superior in right of payment hereto. "Indebtedness" is any indebtedness in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereto) and any obligations of the Issuer under the Pooling and Service Agreement, the Receivables Purchase Agreement and any Supplement.

         All scheduled payments of principal and interest then due and owing in respect of Senior Debt must be paid before this Note may be paid, and all scheduled payments of principal and interest then due on this Note shall be payable only to the extent that the Issuer, after paying all of its accounts payable and other current expenses, has the funds to make such payments. The Issuer agrees, and the Holder by accepting this Note agrees, to the subordination provisions herein contained.

         The Holder of this Note, by its acceptance hereof, hereby covenants and agrees that it will not at any time institute against the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law.

         In the event the Holder of this Note shall retain or engage an attorney to collect or enforce or protect its interests with respect to this Note, the Issuer shall pay all of the reasonable costs and expenses of such collection, enforcement or protection, including reasonable attorneys' fees, whether or not suit is instituted.

         This Note shall for purposes be governed by, and construed in accordance with, the laws of the State of New York without reference to its conflict of law provisions.

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed manually by its undersigned officer duly authorized thereunto.

Dated:   November 4, 1994


                                              GENEVA STEEL FUNDING CORPORATION


                                              By:
                                                  ----------------------------
                                                  Name:
                                                  Title:

                                  Attachment A


                 Principal                 Interest                 Principal                 Interest
Date             Advanced                    Paid                     Paid                      Rate
- ----             ---------                 --------                 ---------                 --------


                                    ANNEX X
                                  DEFINITIONS


                 Whenever used in the Transaction Documents, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                 "Act" shall mean the Securities Act of 1933, as amended from time to time.

                 "Additional Early Amortization Event" shall have the meaning specified in Section 7.01 of each Supplement.

                 "Additional Interest Period" shall have the meaning specified in Section 2.05(d) of the Certificate Purchase Agreement.

                 "Adjusted Eurodollar Rate" shall mean, for each Interest Period, for any Increase, an interest rate per annum equal to the sum of (a) the rate of interest per annum (the "Eurodollar Rate") at which deposits in U.S. Dollars are offered by the principal office in London, England of the Reference Bank to prime banks in the interbank eurodollar market at 11:00 a.m. (London time) two Eurodollar Business Days (as defined below) before the first day of such Interest Period in an amount approximately equal or comparable to the principal amount of such Increase and for a period equal to such Interest Period plus (b) the remainder obtained by subtracting (i) the Eurodollar Rate for such Interest Period from (ii) the rate obtained by dividing such Eurodollar Rate by the percentage equal to 100% minus the "Eurodollar Reserve Percentage" (as defined below) for such Interest Period. "Eurodollar Business Day" means a day of the year on which dealings are carried on in the London interbank market and banks are open for business in London and are not required or authorized to close in New York City. "Eurodollar Reserve Percentage" of the Reference Bank for any Interest Period means the reserve percentage applicable during such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or if more than one such percentage shall be so applicable, the daily average of such percentages for such day) for determining the maximum reserve requirement (including, without limitation, any marginal reserve requirement) for a member bank of the Federal Reserve System in New York City, the Reference Bank in respect of liabilities or assets consisting of or including Eurocurrency liabilities as that term is used in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time having a term equal to such Interest Period.

                 "Affiliate" shall mean, with respect to any specified Person, any other Person controlling, controlled by or under common control with such specified Person and, without limiting the generality of the foregoing, shall be presumed to include (A) any Person which beneficially owns or holds 10% or more of any class of voting securities of such designated Person or 10% or more of the equity interest in such designated Person and (B) any Person of which such designated Person beneficially owns or holds 10% or more of any class of voting securities or in which such designated Person beneficially owns or holds 10% or more of the equity interest. For the purposes of this definition, "control" when used with respect to any specified Person shall mean the power to direct the management and policies of such specified Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                 "Aggregate Certificateholders' Interest" shall mean the aggregate of the Certificateholders' Interests for each Series as defined in
Section 4.01(a) of the Pooling and Servicing Agreement.

                 "Aggregate Liquidity Provider Commitment" shall mean the aggregate of the amount of the Liquidity Provider Commitments which at all times shall equal the Maximum Invested Amount.

                 "Alternate Base Rate" means a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the highest of:

                          (i) the rate of interest announced publicly by the Reference Bank in New York, New York, from time to time as the Reference Bank's base rate; or

                          (ii) 1.50% per annum above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three- week moving average being determined weekly on each Monday (or, if any such day is not a Business Day on the next succeeding Business Day) for the three-week period ending on the previous Friday by the Reference Bank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York in Federal Reserve Statistical Release H.15(519) or, if such publication shall be suspended or terminated, on the basis of quotations for the latest three-week average of secondary market morning offering rates received by the Reference Bank from three New York certificate of deposit dealers of recognized standing selected by the

                 Reference Bank, in either case adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent; or

                          (iii) 1.50% percent per annum above the Federal Funds Rate.

                 "Amortization Date" with respect to any Series, shall have the meaning specified in the related Supplement.

                 "Amortization Period" shall mean, with respect to any Series, unless otherwise specified in the related Supplement, the period beginning on the related Amortization Date, and ending upon the full reduction of the Invested Amount with respect to such Series, all accrued and unpaid Yield thereon and all other amounts due and owing to the Investor Certificateholders under the Transaction Documents.

                 "Bank Rate" for any Interest Period for any Increase means an interest rate per annum equal to the sum of (a) the Adjusted Eurodollar Rate for such Interest Period for such Increase, plus (b) 1.00% per annum; provided, however, that (i) in the case of any Interest Period for any such Increase of one to (and including) thirteen days, or in respect of an Increase the principal balance of which is less than $5,000,000, the "Bank Rate" for such Interest Period for such Increase shall be the Alternate Base Rate in effect on the first day of such Interest Period unless the Certificate Agent and the Transferor agree in writing to a different rate; (ii) if it shall become unlawful for the Reference Bank to obtain funds in the London interbank market in order to purchase, fund or maintain any Increase under the Certificate Purchase Agreement or deposits in dollars (in the applicable amounts) are not being offered by the Reference Bank in the London interbank market, then the "Bank Rate" for any Interest Period for such Increase shall be the Alternate Base Rate in effect from time to time during such Interest Period; and (iii) following the occurrence and during the continuation of an Early Amortization Period, the "Bank Rate" for any Interest Period for such Increase shall be the sum of the applicable interest rate per annum determined pursuant to the provisions set forth above plus 2% per annum.

                 "Beneficiary" shall mean, as of any date of determination, any of the then holders of the Investor Certificates and any Enhancement Provider.

                 "Breakage Costs" shall mean, for each Increase for the Interest Period during which the principal amount for such Increase is reduced and for which the applicable Yield Rate is the CP Rate or a rate calculated on the basis of the Adjusted Eurodollar Rate, the amount, if any, billed by which
(i) the Yield (calculated without taking into account any Breakage Costs) which would have accrued on the reductions of such Increase or Liquidity Provider Commitment Percentage of such Increase, as applicable, during such Interest Period (as so computed) if such reductions had remained as Increases through the last day of the Interest Period exceeds (ii) the income, if any, received by the Purchaser or a Liquidity Provider funding such Increase or Liquidity Provider Commitment Percentage of such Increase, as applicable, from the Purchaser's or Liquidity Provider's investment of the proceeds of such reductions of such Increase.

                 "Business Day" shall mean any day other than a Saturday or Sunday or any other day on which national banking associations or state banking institutions in New York, New York, Salt Lake City, Utah or the city in which the Corporate Trust Office is located are authorized or obligated by law, executive order or governmental decree to be closed.

                 "Canadian Obligors" shall mean each Person who is obligated to pay for goods or services provided by Geneva Steel which gave rise to a Receivable, including any guarantor of such Person's obligations, in the case of any Person who is an individual, who is a citizen and, in the case of any other Person, which is formed, organized or incorporated under the laws of the Commonwealth of Canada or any province of Canada.

                 "Canadian Receivables" shall mean United States dollar denominated accounts receivable generated from sales to Canadian Obligors.

                 "Certificate" shall mean any one of the Investor Certificates or the Transferor Certificate.

                 "Certificate Agent" shall mean Citicorp North America, Inc. in its capacity as agent for CRC and the Liquidity Providers under the Certificate Purchase Agreement.

                 "Certificate Interest" shall mean each participating interest in the Series 1994-1 Certificate acquired by CRC or a Liquidity Provider in connection with the funding of an Increase by CRC or a Liquidity Provider pursuant to Section 2.05 of the Certificate Purchase Agreement.

                 "Certificate Purchase Agreement" shall mean the Certificate Purchase Agreement dated November 4, 1994, among the Transferor, the Purchaser, the Liquidity Providers named therein, the Servicer, the Certificate Agent and the Trustee, as amended, supplemented, restated or otherwise modified from time to time.

                 "Certificate Purchase Price" shall have the meaning specified in Section 2.01 of the Certificate Purchase Agreement.

                 "Certificate Rate" shall mean, with respect to any Series or Class, the certificate rate specified therefor in the related Supplement.

                 "Certificate Register" shall have the meaning specified in
Section 6.03(a) of the Pooling and Servicing Agreement.

                 "Certificateholder" or "Holder" shall mean the Person in whose name an Investor Certificate or the Transferor Certificate is registered in the Certificate Register.

                 "Certificateholders' Interest" shall have the meaning specified in Section 4.01(a) of the Pooling and Servicing Agreement.

                 "Class" shall mean, with respect to any Series divided into classes, any one of the classes of Investor Certificates of that Series.

                 "Closing Date" shall mean, with respect to any Series, the Closing Date specified in the related Supplement.

                 "Collection Period" shall mean, with respect to any Distribution Date, the calendar month (or, in the case of the calendar month in which any Closing Date occurs, the portion of such calendar month following the Closing Date) immediately preceding the calendar month in which such Distribution Date occurs.

                 "Collections" shall mean (a) all cash payments by or on behalf of the Obligors deposited to any Geneva Steel Collection Account or Concentration Account, or received by the Servicer, in respect of Transferor Receivables in the form of cash, checks, wire transfers, electronic transfers or any other form of cash payment, and (b) all interest and other investment earnings (net of losses and investment expenses) on Collections (including without limitation funds on deposit in the Reserve Accounts) as a result of the investment thereof pursuant to Section 4.02 of the Pooling and Servicing Agreement.

                 "Concentration Account" shall have the meaning specified in
Section 4.02 of the Pooling and Servicing Agreement.

                 "Concentration Account Bank" shall initially be Bankers Trust Company, and shall have the meaning specified in Section 4.02 of the Pooling and Servicing Agreement.

                 "Concentration Amount" shall mean as of any date, with respect to each Concentration Limit, the product of (a) such Concentration Limit and
(b) the aggregate amount of Eligible Receivables of a particular Obligor or Obligors held by the Trust as to which such Concentration Limit applies.

                 "Concentration Limit" shall mean, with respect to the following types of Receivables, the percentages of the aggregate amount of Eligible Receivables held by the Trust set forth as follows: (a) Receivables of any single Obligor rated at least "A-1" or its equivalent by each Rating Agency, 6%; (b) Receivables of any single Obligor rated below "A-1", but at least "A-2" or its equivalent by each Rating Agency, 5%; (c) Receivables of any single Obligor rated below "A-2" but at least "A-3" or its equivalent by each Rating Agency, 4%; (d) Receivables of any other single Obligor not rated on its short-term debt, or the Mannesman Receivable, 3%; and (e) if the Commonwealth of Canada sovereign debt rating is less than "AA" (or its equivalent) by each Rating Agency, Receivables of any Canadian Obligor, 3%; provided, however, that the Transferor may adjust the level of any Concentration Limit (i) if such adjustment in and of itself does not cause each Rating Agency, as confirmed in writing by each Rating Agency, to lower or withdraw its rating of any Series of Certificates and (ii) subject to any further conditions specified in any Series Supplement; provided, further, that (A) if two or more Rating Agencies assign different ratings to a single Obligor or the Commonwealth of Canada, as the case may be, the lower of such ratings shall be used to determine the Concentration Limit and (B) if only one Rating Agency rates an Obligor or the Commonwealth of Canada, as the case may be, the rating of such Rating Agency shall be used to determine the Concentration Limit for such Obligor or Canada, as the case may be.

                 "Confidential Information" shall mean, in relation to any Person, any written information delivered or made available by or on behalf of Geneva Steel (or its Affiliates or Subsidiaries) or the Transferor to such Person in connection with or pursuant to this Agreement or the transactions contemplated hereby which is proprietary in nature, other than information (i) that is or becomes publicly known, or information obtained by the Person from sources other than Geneva Steel or the Transferor, (ii) required to be disclosed (A) by any applicable statute, law, rule or regulation, (B) by any government agency or regulatory or self-regulatory body having or claiming authority to regulate or oversee any aspects of the Person's business or that of its Affiliates, (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Person or an Affiliate or an officer, director, employer or shareholder thereof is a party, (D) in any preliminary or final offering circular, registration statement or contract or other document pertaining to the transactions contemplated by the Agreement approved in advance by Geneva Steel or the Transferor, as the case may be, or (E) to any Affiliate, independent or internal auditor, agent, employee or attorney of the Person having a need to know the same, provided that the Person advises such recipient of the confidential nature of the information being disclosed, (iii) any other disclosure authorized by Geneva Steel or the Transferor as the case may be or (iv) disclosure to the other parties to the transactions contemplated by the Pooling and Servicing Agreement.

                 "Contract" shall mean an agreement between Geneva Steel and an Obligor, containing terms pursuant to or under which such Obligor shall be obligated to pay from time to time for merchandise delivered or to be delivered or services performed or to be performed and shall include, as applicable, any invoice related thereto.

                 "Contractual Obligation" shall mean as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                 "Corporate Trust Office" shall have the meaning specified in
Section 11.16 of the Pooling and Servicing Agreement.

                 "CP Note" shall mean any commercial paper note issued by CRC to fund any Increase the Yield Rate in respect of which shall be determined by reference to the CP Rate.

                 "CP Note Issuance Fees" shall mean with respect to each issuance of CP Notes, the costs associated with such issuance paid by CRC.

                 "CP Rate" shall mean as to any Interest Period for the CRC Tranche related to an Increase, a rate per annum equal to the weighted average of the rates (or, if such rates are discount rates, the rates determined by converting the discount rates to an interest-bearing equivalent rate per annum) at which CP Notes allocable, in whole or part, by the Certificate Agent and having a term equal to such Interest Period are issued by CRC to fund such Increase through a placement agent or commercial paper dealer selected by the Certificate Agent, as agreed between each such agent or dealer and the Certificate Agent.

                 "CRC" shall mean Corporate Receivables Corporation, a California corporation, including any successors and assigns.

                 "CRC Tranche" shall mean any issuance of Notes the proceeds of which are used by CRC to fund an Increase and which CRC Tranche has the principal amount and, in the case of any Increase the Yield Rate in respect of which shall be determined by reference to the CP Rate, the Interest Period, in each case, as specified by the Transferor pursuant to the Certificate Purchase Agreement.

                 "Credit Policy Manual" shall mean those credit and collection policies and practices of Geneva Steel described in its credit policy manual in effect on the date hereof relating to Receivables, as the same may be amended or modified from time to time in compliance with
Section 3.04(j) of the Pooling and Servicing Agreement.

                 "Cure Funds" shall have the meaning specified in the definition of the term "Cure Period" contained in this Annex X.

                 "Cure Period" shall mean the period beginning on a Pool Non-compliance Date if the Transferor shall begin depositing Collections or funds pro rata to the Reserve Account of each Series on the day collected (all such funds so deposited from time to time by the Transferor being "Cure Funds"), and continuing until the earlier of (a) the date on which the Net Receivables Balance equals at least the Required Net Receivables Balance and
(b) the fifteenth day following the occurrence of such Pool Non-compliance
Date.

                 "Cut-Off Date" shall mean the close of business on the Business Day immediately preceding the Closing Date.

                 "Daily CRC Expense Amount" shall mean with respect to any Collection Period, the Monthly CRC Expense Amount divided by the number of days in such Collection Period.

                 "Daily Report" shall mean, with respect to any Series, the daily report in the form set forth in the related Supplement.

                 "Daily Trust Expense Amount" shall mean with respect to any Collection Period, the Monthly Trust Expense Amount divided by the number of days in such Collection Period.

                 "Default Ratio" shall mean, for any month, the average of the ratios for each of the three most recently ended months (each expressed as a percentage) of (i) aggregate Transferor Receivables (without giving effect to extended debits and credits) that were 121 days past due at the end of each such month plus Transferor Receivables which were charged off as uncollectible during the current month which were less than 150 days past due when charged off to (ii) aggregate Transferor Receivables that were acquired by the Trust during the sixth month preceding such date.

                 "Defaulted Receivable" shall mean a Transferor Receivable: (i) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type constituting an Insolvency Event, (ii) as to which any payment, or part thereof, remains unpaid by the Obligor thereof for 121 days or more from the original due date for such payment specified in the relevant invoice, and (iii) which, consistent with the Credit Policy Manual, would be written off as uncollectible.

                 "Deposit Date" shall mean each Business Day on which any Collections are deposited in the Concentration Account.

                 "Determination Date" shall mean, with respect to any Distribution Date, the second Business Day preceding such Distribution Date.

                 "Determination Date Certificate" shall mean, with respect to any Determination Date and any Series, a report prepared by a Servicing Officer for such Determination Date as of the end of the immediately preceding month in substantially the form set forth in the related Supplement.

                 "Diluted Receivable" shall mean, that portion of any Eligible Receivable which is either (a) reduced or canceled as a result of (i) any failure by Geneva Steel to deliver any merchandise or provide any services or otherwise to perform under the underlying Contract, (ii) any change in the terms of, or cancellation of, a Contract or any other adjustment by Geneva Steel which reduces the amount payable by the Obligor on the related Receivable or (iii) any setoff in respect of any claim by an Obligor thereof (whether such claim arises out of the same or an unrelated transaction) or (b) subject to any specific dispute, offset, counterclaim or defense whatsoever asserted (except the discharge in bankruptcy of the Obligor thereof); provided, that Diluted Receivables do not include (x) contractual adjustments to the amount payable by an Obligor that are eliminated from the Receivables balance sold to the Trust through a reduction in the Purchase Price for the related Receivable or (y) any portion of those Receivables for which a production prepayment has been received.

                 "Dilution Ratio" shall mean as of any date, the ratio for the most recently ended month (expressed as a percentage) of (i) the aggregate balance of Transferor Receivables that became Diluted Receivables during such month to (ii) the aggregate balance of all Transferor Receivables acquired by the Trust during the month preceding such date of calculation.

                 "Dilution Volatility Factor" shall mean as of any date a percentage equal to the product of (i) the amount by which (A) the highest Dilution Ratio during the most recently ended twelve-month period exceeds (B) the average of the Dilution Ratios during such twelve-month period and (ii) (A) the highest Dilution Ratio during such twelve-month period divided by (B) the average of the Dilution Ratios during such twelve-month period.

                 "Discount Amount" shall mean, with respect to any Series, the amount set forth in the related Supplement.

                 "Distribution Date" shall mean, with respect to any Collection Period, the fifteenth day of the calendar month immediately following such Collection Period, or, if such day is not a Business Day, the next succeeding Business Day or such other day as set forth in the Supplement for a Series.

                 "Division" shall mean the Division of Corporations and Commercial Code of the Department of Commerce of the State of Utah.

                 "Dollars and $" shall mean lawful money of the United States of America.

                 "Duff & Phelps" shall mean Duff & Phelps Credit Rating Co. or its successor.

                 "Dynamic Loss and Dilution Reserve Percentage" shall mean as of any date of determination the sum of (a) the product of (i) 2.25 times (ii) the average Dilution Ratio during the preceding 12 months times (iii) a fraction the numerator of which is the total sales for the past month and the denominator of which is the aggregate outstanding balance of Eligible Receivables as of the end of the most recently ended month, plus (b) the product of the Dilution Volatility Factor times the fraction specified in clause (a)(iii) above, plus (c) the product of (i) 2.25, times (ii) the highest Default Ratio during the preceding 12 months, times (iii) a fraction the numerator of which is the total sales for the past 6 months and the denominator of which is the aggregate outstanding balance of Eligible Receivables as of the end of the most recently ended month.

                 "Early Amortization Event" shall have the meaning specified in
Section 9.01 of the Pooling and Servicing Agreement and with respect to any Series shall also mean any Additional Early Amortization Event specified in the related Supplement.

                 "Early Amortization Period" shall mean, with respect to any Series, unless otherwise specified in the related Supplement, the period beginning at the close of business on the Business Day immediately preceding the day on which an Early Amortization Event is deemed to have occurred, and in each case ending upon the earlier to occur of (a) the payment in full to the Investor Certificateholders of such Series of the Invested Amount with respect to such Series and (b) the Termination Date with respect to such Series.

                 "Early Termination" shall have the meaning specified in
Article VI of the Receivables Purchase Agreement.

                 "Effective Period" shall mean the period beginning on the Closing Date and terminating on the earliest of (a) the close of business on the Business Day on which a Termination Event occurs, and (b) the close of business on the Business Day immediately preceding the day on which the Amortization Period for the last outstanding Series begins.

                 "Eligible Institution" shall have the meaning specified in the related Supplement.

                 "Eligible Investments" shall mean book-entry securities entered on the books of the registrar of such security and held in the name or on behalf of the Trustee or negotiable instruments or securities represented by instruments in bearer or registered form (registered in the name of the Trustee or its nominee) which evidence:

                          (a) direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America or any agency;

                          (b)     demand deposits, time deposits or
                 certificates of deposit (having original maturities of no more than 270 days) of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof (or domestic branches of foreign banks), subject to supervision and examination by Federal or state banking or depository institution authorities, and having, at the time of the Trust's investment or contractual commitment to invest therein, the highest short-term unsecured debt rating from S&P, Moody's and Duff & Phelps;

                          (c) commercial paper (having original maturities of no more than 270 days) having, at the time of the Trust's investment or contractual commitment to invest therein, the highest short-term rating from S&P, Moody's and Duff & Phelps;

                          (d) investments in no load money market funds having a rating from each rating agency rating such fund in its highest investment category (including funds for which the Trustee or any of its Affiliates is an investment manager or advisor);

                          (e) notes or bankers' acceptances (having original maturities of no more than 270 days) issued by any depository institution or trust company referred to in clause
                 (b) above;

                          (f) Such other investments, so long as they shall be rated by S&P, Moody's and Duff & Phelps as either AAA, Aaa or Duff-1+, as an eligible investment for AAA rated transactions, or in the highest short term rating assigned by each such rating agency; or

                          (g) repurchase agreements secured by other Eligible Investments.

                 "Eligible Receivable" shall mean each Transferor Receivable or portion thereof:

                                  (i)      the Obligor of which is not an
         Affiliate of Geneva Steel or the Transferor;

                                 (ii) as to which, other than as a result of the application of or reference to Octagon in any proceeding before any state or federal court within the tenth federal circuit or the United States Supreme Court, at the time of the Transfer of such Receivable to the Trust, the Transferor or the Trust will have good and marketable title thereto free and clear from Liens except as created under the Transaction Documents, and which has been the subject of either a valid transfer and assignment from the Transferor to the Trust of all the Transferor's right, title and interest therein (and in the proceeds thereof), or the grant of a first priority perfected "security interest" (within the meaning of the UCC of the jurisdiction the law of which governs the perfection of the interest in such Receivable created under the Transaction Documents) therein (and in the proceeds thereof);

                                (iii) which is not a Defaulted Receivable or a Diluted Receivable;

                                 (iv)      which arose in the ordinary course
         of business of Geneva Steel and is an account receivable representing all or part of the sales price of merchandise, or services within the meaning of Section 3(c)(5) of the Investment Company Act, the Obligor of which is primarily liable with respect thereto;

                                  (v)      which is an "account" (within the
         meaning of Section 9-106 of the UCC of the jurisdiction the law of which governs the perfection of the interest in such Receivable created under the Transaction Documents);

                                 (vi)      which is denominated and payable
         only in United States dollars in the United States;

                                (vii)      the Obligor of which is a United
         States or Canadian resident or citizen;

                               (viii) which is the legal and assignable payment obligation of the Obligor of such Receivable, enforceable against such Obligor in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, morato-rium or other laws affecting creditors' rights generally, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

                                 (ix)      which was created in material
         compliance with, and which, at the time of the Transfer of such Receivable to the Trust, does not contravene in any material respect, any applicable Requirements of Law, and the Obligor on which is not in violation of any such Requirements of Law in any material respect with respect to such Receivable;

                                  (x)      which satisfies in all material
         respects all applicable requirements of the Credit Policy Manual including, without limitation, payment terms that conform to the provisions of such Credit Policy Manual;

                                 (xi)      with respect to which all material
         consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the creation of such Receivable have been duly obtained, effected or given and are in full force and effect;

                                (xii) which is not subject to any specific waiver or modification except for a Receivable which is subject to a waiver or modification as permitted in accordance with the Credit Policy Manual and which waiver or modification is reflected in the Servicer's records and computer files relating thereto;

                               (xiii)      which is not subject to any
         enforceable provision prohibiting the transfer or assignment by Geneva Steel of such payment obligation; and

                                (xiv)      the Obligor of which is not a
         Governmental Authority.

                 "Eligible Servicer" shall mean Geneva Steel, the Trustee or an entity which, at the time of its appointment as Servicer, (a) is servicing a portfolio of trade receivables, (b) is legally qualified and has the capacity to service the Receivables and (c) has demonstrated the ability to professionally and competently service a portfolio of similar trade receivables with high standards of skill and care.

                 "Enhancement" shall mean the rights and benefits provided to the Investor Certificateholders of any Series or Class pursuant to any letter of credit, surety bond, cash collateral account, spread account, guaranteed rate agreement, maturity liquidity facility, tax protection agreement, interest rate swap agreement or other similar arrangement. The subordination of any Series or Class to any other Series or Class or of the Transferor's Interest to any Series or Class shall be deemed to be an Enhancement.

                 "Enhancement Agreement" shall mean any agreement, instrument or document governing the terms of any Enhancement of any Series or pursuant to which any Enhancement of any Series is issued or outstanding.

                 "Enhancement Provider" shall mean the Person providing any Enhancement, other than any Certificateholders (including any holder of the Transferor Certificate) the Certificates of which are subordinated to any other Series or Class.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                 "ERISA Affiliate" shall mean any Person who is a member of a group which is under common control with the Transferor, or who together with the Transferor is treated as a single employer within the meaning of Title IV of ERISA.

                 "Expected Final Payment Date" with respect to any Series shall have the meaning specified in the related Supplement.

                 "Extension Term" shall mean, with respect to the term of any Liquidity Provider Commitment, a period of 364 days.

                 "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor.

                 "Federal Funds Rate" shall mean, with respect to any day, the rate set forth in H.15(519) for that day opposite the caption "Federal Funds (Effective)". If on any date of determination, such rate is not published in H.15(519), such rate will be the rate set forth in Composite 3:30 P.M. Quotations for U.S. Government Securities for that day under the caption "Federal Funds/Effective Rate". If on any date of determination, the appropriate rate is not published in either H.15(519) or Composite 3:30 P.M. Quotations for U.S. Government Securities, such rate will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged by three leading brokers of Federal funds transactions in New York City prior to 9:00 A.M., New York City time, on that day.

                 "Fee Letter" shall have the meaning specified in Section 3.01 of the Certificate Purchase Agreement.

                 "Floating Allocation Percentage" with respect to each Series, shall have the meaning specified in the related Supple-ment; provided, however, that the aggregate of the Floating Allocation Percentages of all outstanding Series shall not exceed 100%.

                 "GAAP" shall mean generally accepted accounting principles in the United States, as in effect from time to time.

                 "Geneva Steel" shall mean Geneva Steel Company, including any successors and assigns.

                 "Geneva Steel Collection Account" shall have the meaning specified in Section 4.02 of the Pooling and Servicing Agreement.

                 "Geneva Steel Collection Account Bank" shall have the meaning specified in Section 4.02 of the Pooling and Servicing Agreement.

                 "Geneva Steel Collection Account Letter" shall have the meaning specified in Section 4.02 of the Pooling and Servicing Agreement.

                 "Government Receivable" shall mean a receivable with respect to which the Obligor is the federal government of the United States or a political, administrative or regulatory subdivision thereof.

                 "Governmental Authority" shall mean any country or nation, any political subdivision, state or municipality of such country or nation, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government of any country or nation or political subdivision thereof.

                 "GSFC" shall mean, with respect to this Annex X, Geneva Steel Funding Corporation, including any successors and assigns.

                 "Increase" shall mean the Certificate Purchase Price and the amount of each increase in the Invested Amount funded by a CRC Tranche or the Liquidity Providers and paid to GSFC by the Certificate Agent pursuant to the terms of the Certificate Purchase Agreement.

                 "Increase Date" shall have the meaning specified in Section
2.05 of the Certificate Purchase Agreement.

                 "Indemnified Amounts" shall have the meaning specified in
Section 7.03 of the Pooling and Servicing Agreement.

                 "Indemnified Party" shall have the meaning specified in
Section 7.03 of the Pooling and Servicing Agreement.

                 "Independent Public Accountants" means any of (a) Arthur Andersen & Co., (b) Deloitte & Touche, (c) Coopers & Lybrand, (d) Ernst & Young, (e) KPMG Peat Marwick and (f) Price Waterhouse, or any of their successors so long as such successor is one of the six largest national accounting firms, provided, that such firm is independent with respect to the Servicer within the meaning of the Act.

                 "Initial Invested Amount" shall mean, with respect to any Series and for any date, an amount equal to the initial invested amount specified in the related Supplement.

                 "Initial Term" shall mean, with respect to each Liquidity Provider Commitment, the period which commences on the Closing Date and ends on November 6, 1995 inclusive.

                 "Insolvency Event" shall mean, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such person or any substantial part of its property in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the appointing of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the ordering of the winding-up or liquidation of such Person's business, and, other than in a case in which such proceeding was instituted by an Affiliate of such Person, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due or the admission by such Person in writing (as to which the Trustee shall have written notice) of its inability to pay its debts generally as they become due.

                 "Interest Period" shall mean, unless otherwise specified in the Supplement relating to any Series, with respect to any Distribution Date except for the initial Distribution Date, the period from and including the preceding Distribution Date to but excluding such Distribution Date, and, in the case of the initial Distribution Date, the period from and including the Closing Date to but excluding such initial Distribution Date.

                 "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                 "Inventory Lender" shall mean Citibank USA, Inc. as agent for those certain lenders under the Amended and Restated Revolving Credit Agreement dated as of November 4, 1994 between Geneva Steel, Citibank, N.A. and Citicorp USA, Inc. as agent for various lenders.

                 "Invested Amount" shall mean, with respect to any Series and for any date, an amount equal to the invested amount determined as provided in the related Supplement.

                 "Investment Company Act" shall mean the Investment Company Act of 1940, as amended from time to time.

                 "Investor Certificate" shall mean any one of the certificates executed by the Transferor and authenticated by or on behalf of the Trustee, in substantially the form attached to the related Supplement, other than the Transferor Certificate.

                 "Investor Certificateholder" shall mean the Person in whose name an Investor Certificate is registered in the Certificate Register.

                 "Investor Collections" with respect to each Series, shall have the meaning specified in the related Supplement.

                 "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment for security, encumbrance, lien (statutory or other and including a Lien created by PBGC), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever resulting in an encumbrance against real or personal property of a Person, including, without limitation, any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing, except as may otherwise be imposed as a result of the application of or reference to Octagon in any proceeding before any state or federal court within the tenth federal circuit or the United States Supreme Court.

                 "Liquidity Provider" shall mean the banks party to the Certificate Purchase Agreement as their names appear on the signature page thereof.

                 "Liquidity Provider Commitment" shall mean, as to any Liquidity Provider, the obligation of such Liquidity Provider to fund Increases, including a Term Increase, up to the amount set forth opposite such Liquidity Provider's name on the signature page of the Certificate Purchase Agreement subject to Section 2.04 of that agreement.

                 "Liquidity Provider Commitment Percentage" shall mean, as to any Liquidity Provider at any time, the percentage set forth under the heading "Percentage" opposite its signature line to the Certificate Purchase Agreement, as such percentage may be modified by (a) assignments made from time to time pursuant to Section 6.01 of the Certificate Purchase Agreement or (b) in the case of a defaulting Liquidity Provider, pursuant to Section 2.09 of the Certificate Purchase Agreement.

                 "Loss and Dilution Reserve" shall mean, with respect to any Series, the amount set forth in the related Supplement.

                 "Loss and Dilution Reserve Percentage" shall mean as of any date of determination the greater of (a) the Specified Loss and Dilution Reserve Percentage and (b) the Dynamic Loss and Dilution Reserve Percentage.

                 "Loss to Liquidation Ratio" shall mean as to any date the ratio (expressed as a percentage) calculated by dividing (a) the aggregate Outstanding Balance of all Receivables written off as uncollectible in accordance with the Credit Policy Manual by Geneva Steel during the twelve-month period most recently ended by (b) the aggregate amount of Collections during such twelve-month period.

                 "Majority in Interest" shall mean, with respect to each Series, the Holders of Certificates evidencing more than 50% of the aggregate Certificateholders' Interest in such outstanding Series.

                 "Majority Liquidity Providers" shall mean, at any time, Liquidity Providers whose Liquidity Provider Commitment Percentage aggregates more than 50% of the total amount of all Liquidity Provider Commitment Percentages.

                 "Mannesmann" shall mean Mannesmann Pipe & Steel Corporation, a New York corporation, and any successor thereto.

                 "Mannesmann Receivables" shall mean Receivables in an amount calculated as follows:

                          MOB - PPA

         where:

         MOB     =        the aggregate Outstanding Balance of all Transferor
                          Receivables owing by Mannesmann.

         PPA     =        the aggregate amount received from Mannesmann and
                          shown on the books and records of the Servicer as a production prepayment.

                 "Market Make Whole Premium" with respect to any Series, shall have the meaning specified in the related Supplement, if applicable.

                 "Maximum Invested Amount" shall mean $65,000,000.

                 "Monthly CRC Expense Amount" shall mean with respect to any Collection Period the sum of (a) the fees set forth in the Fee Letter, and (b) all expenses billed during such Collection Period, including, without limitation, any increased costs, Breakage Costs and other expenses payable to the Liquidity Providers.

                 "Monthly Trust Expense Amount" shall mean with respect to any Collection Period the sum of (a) expenses of the Trustee billed during such Collection Period, plus (b) the Series Trustee's Fee, plus (c) the Series Servicing Fee, plus (d) Service Transfer expenses, if any, billed during such Collection Period.

                 "Moody's" shall mean Moody's Investors Service, Inc. or its successor.

                 "Multiemployer Plan" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Transferor or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions at any time within the preceding six years.

                 "Net Receivables Balance" shall mean at any time the excess of
(a) the aggregate Outstanding Balance of Transferor Receivables that are Eligible Receivables over (b) the Overconcentration Amount at such time.

                 "Note" shall mean any commercial paper or other promissory note issued by CRC to fund any Increase the Yield Rate in respect of which shall be determined by reference to the Pool Rate.

                 "Note Dealer Fees" shall mean with respect to each issuance of Notes, the product of (a) the face amount of Notes issued on such day, times
(b) the result obtained by dividing (i) the number of days from the day of issuance through the day on which such Notes mature by (ii) 360 times (c) the per annum rate (adjusted to exclude any fees contained in the CP Rate) charged by the Note dealers from time to time for the issuance of Notes by CRC.

                 "Notices" shall have the meaning specified in Section 13.05(a) of the Pooling and Servicing Agreement.

                 "Obligations" shall mean all obligations of the Transferor and the Servicer to the Trustee, the Trust, the Purchaser, the Liquidity Providers, the other Indemnified Parties and their respective successors, permitted transferees and assigns, arising under or in connection with the Transaction Documents, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

                 "Obligor" shall mean each Person who is obligated to pay for goods or services provided by Geneva Steel which gave rise to a Transferor Receivable, including any guarantor of such Person's obligations.

                 "Octagon" shall mean Octagon Gas Systems v. Rimmer, 995 F.2d 948, cert. denied, 114 S. Ct. 554 (1993).

                 "Officer's Certificate" shall mean, unless otherwise specified in this Agreement, a certificate signed by the President, any Vice President, the Chief Financial Officer, the Treasurer or Controller of the Transferor, or of the Servicer, or any Successor Servicer, as the case may be, and delivered to the Trustee.

                 "Opinion of Counsel" shall mean a written opinion of counsel, who may be counsel for, or an employee of, the Person providing the opinion and who shall, and which opinion shall, be reasonably acceptable to the Trustee.

                 "Originator" shall mean Geneva Steel, including any successors and assigns.

                 "Outstanding Balance" of any Receivable at any time shall mean the then outstanding principal balance thereof.

                 "Overconcentration Amount" shall mean at any time the sum of the amounts, if any, by which the aggregate Outstanding Balance of Eligible Receivables of the types specified in clauses (a) through (e) of the definition of Concentration Limit owned by the Trust exceeds the aggregate of the respective Concentration Amounts.

                 "Partial Amortization Period" shall mean, with respect to any Series, unless the Transferor shall have initiated a Cure Period or an Early Amortization Period or the Amortization Period shall have commenced prior thereto, the period beginning on a Pool Non-compliance Date and continuing each day thereafter until the earlier of (a) the day on which the Net Receivables Balance shall be equal to or greater than the Required Net Receivables Balance and (b) the fifteenth day following such Pool Non-compliance Date.

                 "Paying Agent" shall mean any paying agent appointed pursuant to Section 6.06 of the Pooling and Servicing Agreement.

                 "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

                 "Person" shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or any other entity of similar nature.

                 "Pooling and Servicing Agreement" shall mean the Pooling and Servicing Agreement, dated as of November 4, 1994, among the Transferor, the Servicer and the Trustee, as amended, supplemented, restated or otherwise modified from time to time.

                 "Pool Non-compliance Date" shall mean any day on which the Net Receivables Balance falls below the Required Net Receivables Balance.

                 "Pool Rate" shall mean as to any Interest Period for the CRC Tranche related to an Increase, a rate per annum equal to the weighted average of the rates (or, if such rates are discount rates, the rates determined by converting the discount rates to an interest-bearing equivalent rate per annum) at which Notes allocable, in whole or part, by the Certificate Agent are issued by CRC to fund such Increase through a placement agent or commercial paper dealer selected by the Certificate Agent, as agreed between each such agent or dealer and the Certificate Agent which rates shall reflect and give effect to the commissions of placement agents and dealers in respect of such promissory notes, to the extent such commissions are allocated, in whole or in part, to such promissory notes by the Certificate Agent (on behalf of CRC).

                 "Principal Terms" shall mean, with respect to any Series: (a) the name or designation; (b) the Initial Invested Amount or principal amount (or method for calculating such amount); (c) the Certificate Rate (or method for the determination thereof); (d) the payment date or dates and the date or dates from which interest shall accrue; (e) the method for allocating collections to Investor Certificateholders; (f) the designation of any Series Accounts and the terms governing the operation of any such Series Accounts; (g) the issuer and terms of any form of Enhancement with respect thereto; (h) to the extent applicable, the terms on which the Investor Certificates of such Series may be exchanged for Investor Certificates of another Series, repurchased or redeemed by the Transferor or remarketed to other investors; (i) the number of Classes of Investor Certificates of such Series and, if more than one Class, the rights and priorities of each such Class; (j) the

Series Servicing Fee and the Series Trustee's Fee; (k) the Amortization Date and the Termination Date; and (l) any other terms of such Series.

                 "Purchase Percentage" shall mean initially 94.596%; provided, however, that the Purchase Percentage may change from time to time, based on principles used to establish the initial Purchase Percentage, to reflect (a) historic loss experience of the Transferor's accounts receivable portfolio and the Receivables sold under the Transaction Documents and (b) prevailing interest rates, as agreed upon by the Transferor and the Purchaser. The Purchaser shall notify the Trustee if any change in the Purchase Percentage.

                 "Purchase Price" shall have the meaning specified in Section
2.2 of the Receivables Purchase Agreement.

                 "Purchaser" shall mean CRC, including any of its successors or assigns.

                 "Rating Agency" shall mean each nationally recognized rating agency which, at the request of the Transferor, has rated any Series of Certificates, as set forth in the related Supplement.

                 "Rating Agency Condition" shall mean, with respect to any action, that each Rating Agency shall have notified such parties in writing that such action in and of itself will not result in a reduction or withdrawal of the rating of any outstanding Series or Class with respect to which it is a Rating Agency.

                 "Receivable" shall mean an account receivable shown on the records of Geneva Steel as of the Cut-Off Date, and from time to time thereafter, arising from the sale of merchandise or providing of services by Geneva Steel in the ordinary course of business of Geneva Steel, including without limitation, all monies due or to become due and all Collections and other amounts received from time to time with respect to such Receivable and all proceeds (including, without limitation, "proceeds" as defined in the UCC of the jurisdiction the law of which governs the perfection of the interest in the Receivables transferred under the Transaction Documents) thereof and "Receivables" shall mean all such Receivables; provided, however, that the term "Receivable" shall not include (i) as of the Cut-Off Date and any subsequent date of Transfer to the Trust, accounts receivable which do not satisfy the conditions of clauses (i), (vi), (vii) and (xiv) of the definition of Eligible Receivable and (ii) any consideration paid or payable by (x) the Transferor or
(y) the Trustee on behalf of the Trust for the purchase of any Receivable, including the Subordinated Loan or any Certificate or any payment on such consideration.

                 "Receivables Purchase Agreement" shall mean the agreement between Geneva Steel and the Transferor, dated as of the date hereof, governing the terms and conditions upon which the Transferor shall acquire the Receivables transferred to the Trustee for the benefit of the Trust on the Closing Date and all Transferor Receivables to be transferred to the Trustee for the benefit of the Trust from time to time thereafter, as the same may from time to time be amended, supplemented, restated or otherwise modified.

                 "Record Date" shall mean, with respect to any Distribution Date, the last day of the preceding calendar month.

                 "Reference Bank" shall mean for purposes of determining the Yield Rate, Citibank, N.A., a national banking association, its successors and assigns.

                 "Regulation D" shall mean Regulation D of the Board of Governors (or any successor) of the Federal Reserve System, as the same may be amended or supplemented from time to time.

                 "Regulatory Change" means, relative to any Person:

                 (a) any change in (or the adoption, implementation, phase-in or commencement of effectiveness of) any

                          (i) United States Federal or state law or foreign law applicable to such Person;

                         (ii) regulation, interpretation, directive, requirement or request (whether or not having the force of law) applicable to such Person of (A) any court, government authority charged with the interpretation or administration of any law referred to in clause (a)(i) or of (B) any fiscal, monetary or other authority having jurisdiction over such Person; or

                        (iii) generally accepted accounting principles or regulatory accounting principles applicable to such Person and affecting the application to such person of any law, regulation, interpretation, directive, requirement or request referred to in clause (a)(i) or (a)(ii) above; or

                 (b) any change in the application to such Person of any existing law, regulation, interpretation, directive, requirement, request or accounting principles referred to in clause (a)(i), (a)(ii) or (a)(iii) above.

                 "Reportable Event" shall mean a Reportable Event as defined in
Section 4043(b) of ERISA.

                 "Required Net Receivables Balance" shall mean as of any day of determination, the sum of (i) the aggregate of the Loss and Dilution Reserves for all outstanding Series, (ii) the aggregate of the Yield Reserves for all outstanding Series and (iii) the Trust Invested Amount (computed as if reduced by (A) the amount of Cure Funds held in the Reserve Account for each Series and
(B) the cumulative amount of funds held in the Concentration Account at such time allocated to the portion of the Trust Partial Amortization Amount allocable to each such Series).

                 "Requirements of Law" shall mean any law, treaty, rule or regulation, or final binding determination of an arbitrator or Governmental Authority, and, when used with respect to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person.

                 "Reserve Account" with respect to each Series shall have the meaning specified in the related Supplement and "Reserve Accounts" shall refer to all the Reserve Accounts established for outstanding Series in accordance with the terms of the related Supplements.

                 "Responsible Officer" shall mean, (i) when used with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee including any vice president, assistant vice president, assistant secretary, treasurer, assistant treasurer, or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such officer's knowledge of and familiarity with the particular subject and (ii) when used with respect to the Transferor or Servicer, any of the President, Chief Executive Officer, Vice President, Secretary, Treasurer, or Chief Financial Officer.

                 "Revolving Period" shall mean, with respect to any Series, the period specified in the related Supplement.

                 "S&P" shall mean Standard & Poor's Corporation or Standard & Poor's Ratings Group, as applicable, or the successor of either of them.

                 "Series" shall mean any series of Investor Certificates.

                 "Series Account" shall mean any deposit, trust, escrow, reserve or similar account maintained for the benefit of the Investor Certificateholders or any Series or Class, as specified in any Supplement.

                 "Series Allocation Percentage" shall mean, with respect to any Series, the percentage equivalent of a fraction, the numerator of which is the sum of (a) Invested Amount for such Series (computed as if reduced by the amount of Cure Funds held in the Reserve Account for such Series and by the cumulative amount of funds held in the Concentration Account at such time allocated to the portion of the Trust Partial Amortization Amount allocable to such Series) plus (b) the Yield Reserve for such Series, plus (c) the Loss and Dilution Reserve for such Series, and the denominator of which is the aggregate of the amounts specified in clauses (a), (b) and (c) for all outstanding Series.

                 "Series Cut-Off Date" shall mean, with respect to any Series, the date specified as such in the related Supplement.

                 "Series Issuance Date" shall mean, with respect to any Series, the date on which the Investor Certificates of such Series are to be originally issued in accordance with Section 6.09 of the Pooling and Servicing Agreement and the related Supplement.

                 "Series 1994-1 Supplement" shall mean the Series 1994-1 Supplement dated as of November 4, 1994 to the Pooling and Servicing Agreement, among the Transferor the Servicer and the Trustee as modified, amended, restated or supplemented from time to time.

                 "Series 1994-1 Certificateholder" shall mean the Purchaser, subject to the provisions of Section 2.10 of the Certificate Purchase Agreement.

                 "Series Servicing Fee" shall mean, with respect to any Series, the amount specified in the applicable Supplement.

                 "Series Trustee's Fee" shall mean, with respect to any Series, the amount specified in the applicable Supplement.

                 "Service Transfer" shall have the meaning specified in Section
10.01 of the Pooling and Servicing Agreement.

                 "Servicer" initially shall mean Geneva Steel in its capacity as Servicer pursuant to the Pooling and Servicing Agreement, and after any Service Transfer shall mean the Successor Servicer.

                 "Servicer Default" shall have the meaning specified in Section
10.01 of the Pooling and Servicing Agreement.

                 "Servicing Fee" shall have the meaning specified in Section 3.02(a) of the Pooling and Servicing Agreement.

                 "Servicing Officer" shall mean any officer, employee or other agent of the Servicer who is involved in, or responsible for, the administration and servicing of the Receivables and whose name appears on a list of servicing officers furnished to the Trustee by the Servicer, as such list may from time to time be amended.

                 "Specified Loss and Dilution Reserve Percentage" shall mean the sum of (a) 15% plus (b) the product of (i) the average Dilution Ratio during the preceding 12 months times (ii) a fraction the numerator of which is the total sales for the past month and the denominator of which is the aggregate outstanding balance of Transferor Receivables which are Eligible Receivables as of the end of the most recently ended month.

                 "Subordinated Loan" shall mean the loan, if any, made pursuant to Section 2.2(f) of the Receivables Purchase Agreement.

                 "Subordinated Note" shall mean the subordinated promissory note, due November 4, 2014, by GSFC in favor of Geneva Steel.

                 "Subsidiary" shall mean as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

                 "Successor Servicer" shall have the meaning specified in
Section 10.02(a) of the Pooling and Servicing Agreement.

                 "Supplement" shall mean, with respect to any Series, a supplement to the Pooling and Servicing Agreement, executed and delivered in connection with the original issuance of the Investor Certificates of such Series pursuant to Article VI of the Pooling and Servicing Agreement, and all amendments, modifications or supplements to the Pooling and Servicing Agreement.

                 "Supplemental Certificate" shall have the meaning specified in
Section 6.09(c) of the Pooling and Servicing Agreement.

                 "Tax Opinion" shall mean, with respect to any action, an Opinion of Counsel who is not an employee of the Servicer or any Affiliate of the Servicer to the effect that, for federal and Utah (and any other State where substantial servicing activities





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
in respect of Receivables are conducted by the Transferor or the Servicer if there is a substantial change from present servicing activities) state income and franchise tax purposes, (a) such action will not adversely affect the characterization of the Investor Certificates of any outstanding Series or Class as debt, (b) such action will not cause a taxable event to any Investor Certificateholder, (c) following such action the Trust should not be treated as an association (or publicly traded partnership) taxable as a corporation, (d) in the case of the original issuance of Certificates, the Investor Certificates should properly be characterized as debt for tax purposes, or if not as debt, as an interest in a partnership and not in an association taxable as a corporation and (e) in the case of Section 6.09(b) of the Pooling and Servicing Agreement, the Investor Certificates of the new Series will be characterized as debt.

                 "Term" shall mean with respect to each Liquidity Provider Commitment, the shorter of (a) the Initial Term and each Extension Term and (b) the period ending on the date of expiration of the Aggregate Liquidity Provider Commitment pursuant to Section 2.10 of the Certificate Purchase Agreement.

                 "Term Increase" shall have the meaning specified in Section
2.10 of the Certificate Purchase Agreement.

                 "Termination Date" shall mean, with respect to any Series, the termination date specified in the related Supplement.

                 "Termination Event" shall have the meaning specified in
Article VI of the Receivables Purchase Agreement.

                 "Termination Notice" shall have the meaning specified in
Section 10.01 of the Pooling and Servicing Agreement.

                 "Transaction Documents" shall mean, collectively, the Certificate Purchase Agreement, the Series 1994-1 Certificate, the Pooling and Servicing Agreement, the Receivables Purchase Agreement, the Series 1994-1 Supplement, the Articles or Certificate of Incorporation and the By-Laws of the Servicer and GSFC, respectively, and any other agreement or instrument related or delivered pursuant to any of the foregoing documents.

                 "Transfer" shall have the meanings specified in Section 2.01 of the Pooling and Servicing Agreement, it being understood that the date of Transfer of any Receivable or other Trust Asset shall be the date on which such Receivable or other Trust Asset shall be created or otherwise arise and, in the case of such Receivable, be acquired by the Transferor under the Receivables Purchase Agreement.

                 "Transfer Agent and Registrar" shall have the meaning specified in Section 6.03(a) of the Pooling and Servicing Agreement.

                 "Transferor" shall mean GSFC, as transferor under the Pooling and Servicing Agreement, including any successors and assigns.

                 "Transferor Certificate" shall mean the certificate executed by the Transferor and authenticated by or on behalf of the Trustee, in substantially the form of Exhibit A to the Pooling and Servicing Agreement

                 "Transferor Collections" shall mean, with respect to any date, that portion of the Collections deposited to the Concentration Account equal to the product of (i) the Transferor Percentage on such date multiplied by (ii) the aggregate amount of such Collections.

                 "Transferor Interest" shall have the meaning specified in
Section 4.01(a) of the Pooling and Servicing Agreement.

                 "Transferor Percentage" shall mean at any time 100% minus the aggregate of the Floating Allocation Percentages of all outstanding Series at such time.

                 "Transferor Receivable" shall mean a Receivable acquired by the Transferor pursuant to the Receivables Purchase Agreement other than those reconveyed by the Transferor pursuant to Section 4.2 of the Receivables Purchase Agreement except to the extent such Receivable is reacquired by the Transferor.

                 "Transferor's Account" shall mean the special account (account
number      ), under the dominion and control of the Transferor, for deposits by the Servicer pursuant to the applicable Supplement, maintained at the office of Bankers Trust Company in New York, New York, or such other account at such other bank, under the dominion and control of the Transferor, as Transferor may designate for such purpose from time to time.

                 "Trust" shall mean the Geneva Steel Trade Receivables Master Trust created by the Pooling and Servicing Agreement.

                 "Trust Assets" shall have the meaning specified in Section
2.01 of the Pooling and Servicing Agreement.

                 "Trust Invested Amount" shall mean at any time the sum of the Invested Amounts for all outstanding Series at such time.

                 "Trust Partial Amortization Amount" shall mean, with respect to any date of determination during a Partial Amortiza-





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
tion Period, the amount by which the Net Receivables Balance is less than the Required Net Receivables Balance.

                 "Trustee" shall mean Bankers Trust Company, solely in its capacity as trustee on behalf of the Trust, or its successor in interest, or any successor trustee appointed as herein provided.

                 "Trustee's Account" with respect to each Series, shall have the meaning specified in the related Supplement.

                 "Trustee's Fee" shall have the meaning specified in Section
11.05 of the Pooling and Servicing Agreement.

                 "Turnover Rate" shall mean for any date the average of the percentage equivalent of a fraction for each of the three most recently ended months the numerator of which is the Net Receivables Balance as of the last day of each such month and the denominator of which is the aggregate balance of Receivables transferred to the Trust during each such month; provided, however, that with respect to any such months, or portion thereof, occurring prior to the Closing Date, the denominator of such fraction shall be the aggregate balance of Receivables originated by Geneva Steel during such month or portion thereof.

                 "UCC" shall mean the Uniform Commercial Code, as amended from time to time, as in effect in any applicable or specified jurisdiction.

                 "Undivided Fractional Interest" with respect to each Series shall have the meaning specified in the related Supplement.

                 "Weighted Average Term" shall mean, as of any date, a fraction the numerator of which is the aggregate of the product for each Receivable sold to the Trust during the preceding month of (i) the outstanding balance of such Receivable (at the time such Receivable is transferred to the Trust) multiplied by (ii) the payment term (in days) for each such Receivable, and the denominator of which is the aggregate outstanding balance of such Receivable (at the time such Receivable is transferred to the Trust).

                 "Yield" shall mean with respect to any Interest Period of an Increase, the sum of (i) the product of (a) the Yield Rate divided by 360, times (b) the amount of such Increase, times (c) the number of days in such Interest Period and (ii) for each Increase the Yield Rate in respect of which shall be determined by reference to the CP Rate, the Note Dealer Fees and any
Note Issuance Fees, if any, incurred with respect to the CRC Tranche related to such Increase.





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
                 "Yield Rate" shall mean with respect to any Interest Period of an Increase, either (a) the per annum rate of interest borne by the Notes issued in connection with a CRC Tranche the Yield Rate in respect of which shall be determined by reference to the Pool Rate and the per annum rate of interest borne by the CP Notes issued in connection with a CRC Tranche the Yield Rate in respect of which shall be determined by reference to the CP Rate, or, if such Notes or CP Notes are issued at a discount, the per annum rate of interest equivalent of such discount or (b) the Bank Rate.

                 "Yield Reserve" shall mean as of any date two multiplied by the product of (a) the Turnover Rate for such date and (b) the Discount Amount with respect to such date.





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